SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 18, 1997
                        Commission File Number: 0-25386


                                FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                      87-0504461
     (State or other jurisdiction of     (IRS Employer
     incorporation or organization)   Identification No.)


        3006 HIGHLAND DRIVE
             SUITE 206
       SALT LAKE CITY, UTAH                  84106
         (Address of Principal            (Zip Code)
           Executive Offices)

              Registrant's Telephone Number, including Area Code:
                        (801) 486-5555


                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS
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     FX Energy, Inc. (the "Company") announced on April 18, 1997, the signing of an agreement with Apache Corporation, whereby Apache will earn a 50% interest in the Company's Lublin concession in eastern Poland which covers approximately 2 million acres. The oil and gas exploration rights to the concession area were acquired by the Company from the Ministry of Environmental Protection, Natural Resources and Forestry on December 20, 1996.

     Terms of the agreement call for Apache to become the operator of the concession, shoot 300 miles of 2D seismic, and drill at least one well. Apache must drill a second well prior to the third quarter of 1998 in order to earn its 50% interest. Anticipated cost of Apache's exploration commitment over the next year is approximately $5 million.

     The Company and Apache have created an area of mutual interest covering approximately 4 million additional acres on adjacent blocks.

     The Company recently drilled a well with its 50% partner, RWE-DEA, on the Company's 2.4 million acre Baltic Concession which recovered water from the Cambrian sandstone. Two additional exploratory wells are scheduled to be drilled on the Baltic Concession during 1997. The Company is conducting an exploration study in the Carpathian region of southern Poland in partnership with the Polish National Oil and Gas Company.

     The Company produces oil from fields in Montana and Nevada and is actively pursuing other oil and gas opportunities in Poland and in the western United States.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 1996          FX ENERGY, INC.


                                By:/s/ Scott J. Duncan, Vice President